SECURITIES AND EXCHANGE COMMISSION
               WASHINGTON, D.C.  20549

                   ______________


             FORM 8-A


    REGISTRATION OF CERTAIN CLASSES OF SECURITIES
      PURSUANT TO SECTION 12(B) OR 12(G) OF THE
           SECURITIES EXCHANGE ACT OF 1934



                EQUITY RESIDENTIAL PROPERTIES TRUST
    (Exact Name of Registrant as Specified in Its Charter)


              MARYLAND
                                                 36-3877868
  (State of Incorporation            (IRS Employer Identification No.)
    or Organization)


      TWO NORTH RIVERSIDE PLAZA                          60606
          CHICAGO, ILLINOIS                           (zip code)
 (Address of principal executive
 offices)



 SECURITIES TO BE REGISTERED PURSUANT
 TO SECTION 12(B) OF THE ACT:


         TITLE OF EACH CLASS                Name of Each Exchange on Which
         TO BE SO REGISTERED                EACH CLASS IS TO BE REGISTERED

 Series E Cumulative Convertible         New York Stock Exchange
 Preferred Shares of Beneficial
 Interest

 Series F Cumulative Redeemable          New York Stock Exchange
 Preferred Shares of Beneficial
 Interest


 SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF
 THE ACT:

                        None.

 Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
 REGISTERED

        The description of the Series E Cumulative
        Convertible Preferred Shares of Beneficial Interest
        ("Series E Preferred") to be registered hereunder set forth under the caption "Description of Series
        A Cumulative Convertible Preferred Shares" in
        Wellsford Residential Property Trust's Registration
        Statement on Form S-11 (Registration No. 33-69868) dated October 1, 1993 and in Amendments Nos. 1 and
        2 thereto dated October 22, 1993, and November 4,
        1993, respectively, is hereby incorporated herein by reference. The Series E Preferred is being issued in connection with the merger of the Registrant and Wellsford Residential Property Trust
        ("Wellsford").

        The description of the Series F Cumulative
        Redeemable Preferred Shares of Beneficial Interest
        ("Series F Preferred") to be registered hereunder set forth under the caption "Description of Registrant's Securities to be Registered" in Wellsford Residential Property Trust's Registration
        Statement on Form 8-A dated September 5, 1995, is hereby incorporated by reference. The Series F
        Preferred is being issued in connection with the merger of the Registrant and Wellsford.

 Item 2.  EXHIBITS

        The securities described herein are to be listed on the New York Stock Exchange on which other securities of the Registrant are registered.
        Accordingly, the following exhibits required in accordance with Part I to the Instructions as to exhibits on Form 8-A have been duly filed with, or incorporated by reference in, the Form filed with the Securities and Exchange Commission, but are neither filed with, nor incorporated by reference in, copies of this form to be filed with the New
        York Stock Exchange.

            NUMBER      DESCRIPTION

          1         Copy of Amendment No. 2 to the Registrant's
                    Registration Statement on Form S-4 (No. 333-24653)

          4.1 Amended and Restated Declaration of Trust of Equity Residential Properties Trust

          4.2       Amended and Restated By-Laws of Equity Residential
                    Properties Trust

          5.1       Specimen Series E Cumulative Convertible Preferred
                    Share Certificate

          5.2       Specimen Series F Cumulative Redeemable Preferred Share
                    Certificate

          13.1      Equity Residential Properties Trust Annual Report on
                                                  Form 10-K for the year
                                                  ended December 31, 1996

          13.2      Equity Residential Properties Trust Annual Report
                                                  Shareholders for the year
                                                  ended December 31, 1996

          13.3 Equity Residential Properties Trust Quarterly Report on Form 10-Q for the quarter ended March 31, 1997

                            SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


 EQUITY RESIDENTIAL PROPERTIES TRUST (Registrant)


 By:/S/ BRUCE C. STROHM
     Bruce C. Strohm
     Executive Vice President, Secretary
     and General Counsel


 Date: May 22, 1997

                           EXHIBIT INDEX


          EXHIBIT NO.                        DESCRIPTION



              *1                   Copy of Amendment No. 2 to the
                                   Registrant's Registration
                                   Statement on Form S-4
                                   (No. 333-24653)

             *4.1                  Amended and Restated
                                   Declaration of Trust of Equity
                                   Residential Properties Trust
                                   [Incorporated by reference to
                                   Exhibit 99.1 to Amendment No.
                                   2 to the Registrant's
                                   Registration Statement
                                   No. 333-24653 on Form S-4]

             *4.2                  Amended and Restated Bylaws of
                                   Equity Residential Properties
                                   Trust
                                   [Incorporated by reference to
                                   Exhibit 99.2 to Amendment No.
                                   2 to the Registrant's
                                   Registration Statement
                                   No. 333-24653 on Form S-4]

              5.1                  Specimen Series E Cumulative
                                   Convertible Preferred Share
                                   Certificate

              5.2                  Specimen Series F Cumulative
                                   Redeemable Preferred Share
                                   Certificate



             *13.1                 Equity Residential Properties
                                   Trust Annual Report on Form
                                   10-K for the year ended
                                   December 31, 1996
                                   (Commission File No. 1-2252)

             *13.2                 Equity Residential Properties
                                   Trust Annual Report
                                   Shareholders for the year
                                   ended December 31, 1996
                                   [Incorporated by reference to
                                   Exhibit 13 to Annual Report on
                                   Form 10-K for the year ended
                                   December 31, 1996 Commission
                                   File No. 1-2252]
             *13.3 Equity Residential Properties Trust Quarterly Report on Form 10-Q for the quarter ended
                                   March 31, 1997 (Commission
                                   File No. 1-2252)


 * These exhibits are incorporated by reference in this registration statement in accordance with Part I to the Instructions as to exhibits on Form 8-A.